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EXECUTION COPY                                                      Exhibit 10.4


                            ASSET PURCHASE AGREEMENT

DATED:  27 November 2003

BETWEEN:

1. Point Match USA Inc. company organized and existing under the laws of the State of Delaware, having its principal place of business at 1333 Broadway, Suite 918 New York, NY 10018, United States ("Seller"), and

2. MatchNet Plc., a company organized and existing under the laws of England, having its principal place of business at 8383 Wilshire Blvd. Beverly Hills 90211, LA, CA, United States ("Purchaser").

        Together, Seller and Purchaser are "Parties" and each is a "Party."

WHEREAS

A. The Seller is engaged In the business of online dating in the United States and owns, certain assets, and wishes to sell such assets, and to assign certain agreements to Purchaser, and to further cooperate with the Purchaser on the terms set forth herein below; and

B. Purchaser wishes to purchase the assets mentioned above from the Seller, and to receive by way of assignment certain agreements and to further cooperate with Seller, as set forth below.

NOW THEREFORE, In consideration of the foregoing premises, the mutual covenants and agreements contained herein, and such other good and valuable consideration, the Parties hereby agree as follows:

1.      Definitions

        When used in this Agreement, each of the following terms shall have the meaning attributed to it below:

        1.1. "ASSIGNED AGREEMENTS" means the Agreement of Lease between 1333 Broadway Associates and the Seller, dated May 1, 2003.

        1.2. "ASSETS" means the goodwill related to the business of Online Dating as herein defined including Domain Names, the Purchased Trademarks, the Database, and the Additional Agreements.

        1.3. "CLOSING DATE" means the date which is 28 days after the Signing, or a subsequent date, as Purchaser will notify Seller in writing, provided however, that the Closing Date shall not be later than January 7, 2004.

        1.4. "DATABASE" means the database containing all of the data of the Members and Subscribers in the Website (including profiles, pictures and billing information).

        1.5.   "DOMAIN NAMES" means the following registered domain names:
               Jcupid.com and Jcupidmail.com.

        1.6. "MEMBER" means a person whose profile is contained in the, Database.

        1.7. "ONLINE DATING" means the provision of services via the Internet or other interactive media (other than IVR - Interactive Voice Response, provided that IVR shall not mean to include data displayed profile), whereby persons can create a profile, in a database and search and contact other persons with profiles in that database, with the intent of meeting those other persons for romantic relationships

        1.8. "PRIVATE LABEL" means aversion of either the Purchaser's AmericanSingles or JDate websites, which utilises Purchaser's database and technology and is operated by Purchaser, but which will be branded and marketed as agreed elsewhere in this Agreement. A sample home page of a Private Label operated by Purchaser is attached as Exhibit 1.8.



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        1.9    "PARENT'S MAJOR SHAREHOLDERS" means each of Mapal Communications
               Ltd., an Israeli company (company number 51-282151-3), Zion Madmon and Nimrod Lev, who are shareholders of Seller's parent company.

        1.10   "SIGNING DATE" means the date on which this Agreement is signed.

        1.11 "SUBSCRIBER" means a Member who has made at least one purchase from the Website.

        1.12 "SOFTWARE" - shall mean all programming code source and object code relating to the Website.

        1.13. "PURCHASED TRADEMARKS" means all trademarks associated with the Website, i.e. - Jcupid and Jcupidmail (the "Trademarks") (none of them is registered), Domain Names and all goodwill and common law rights arising therefrom.

        1.14. "TECHNOLOGY" means all systems and databases (apart from the Database), Software (including the search engine operated in the Website), algorithms and intellectual property (apart from Domain Names) that belong to the Seller

        1.15. "WEBSITE" means the website located at the url www.jcupid.com, which is currently owned and operated by the Seller.

        1.16. "CUPIDUSA" - means the website located at the url www.CupidUSA.com which is owned and operated by the Seller and is not targeted to the Jewish and/or Israeli community.

2.      The Transaction.

        Upon and subject to the terms and conditions of this Agreement, the Seller shall sell the Assets to the Purchaser and the Purchaser shall purchase the Assets. In addition, the Seller shall have the option to assign the Assigned Agreements to the Purchaser.

3.      Sale of Assets and Purchase Price.

        3.1 Upon Seller's receipt of the Purchase Price set forth in Section 3.2, below, the Seller transfers and sells to Purchaser any and all of the Seller's rights, title and interest in and to all the Assets, free of all pledges, liens, encumbrances, charges or security interests, or attachments or any third party rights.

        3.2 As consideration for the purchase of the Assets, the Purchaser shall pay the Seller the Purchase Price of US$500,000 (five hundred thousands US dollars) on the Closing.

4.      Excluded Assets.

        Except for the Assets which are expressly set forth in this Agreement to be transferred to Purchaser pursuant to this Agreement, the Purchaser shall not be entitled, and shall not receive any right in any other asset that belongs to Seller. Without derogating from the above, the following are expressly excluded from the Assets under this Agreement:

        4.1. All Seller's tangible assets, including and not limited to: servers, office equipment.

        4.2.   The Technology and Software.

        4.3.   Seller's trademarks except for the Purchased Trademarks.

        4.4. Any and all rights in connection with the database and operation of CUPIDUSA, Including, but not limited to, CupidUSA's Database, domain names, trademarks and other proprietary assets.

        4.5. Any assets of Seller relating to the business of Seller in the areas other than that of Online Dating, and that is targeted for Israeli and/or Jewish users.


5.      CupidUSA




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        5.1.   As part of the consideration referred to in Section. 6.1 below, the Seller shall have the option, within 24 months from the Closing Date, to initiate Private Label relationships with MatchNet's AmericanSingles. In such event, the database of CupidUSA will be merged into the Purchaser's AMERICAN SINGLES database and CupidUSA's website will become a Private Label AmericanSingles site. Seller shall continue to own any trademarks associated with CupidUSA, but shall licence them to Purchaser in a manner which will enable Purchaser to operate the Private Label. Purchaser shall accommodate, to the extent practical, Seller's interface requirements within Purchaser's then-current Private Label solution. In such event the Seller shall be entitled to receive 60% of the revenues generated from existing Members at the time of such merge, and new Members that will join the service through the CupidUSA Private Label site, including but not limited to renewals of membership by such members. Purchaser shall report, within 15 days after the close of a certain month, all revenues generated as provided hereinbefore and shall transfer to Seller Seller's part of such revenues.

        5.2. At any time after the merge in Section 5.1 above occurs, Seller shall have the option to separate the database of CupidUSA from the Purchaser's AMERICAN SINGLES database. In such case Purchaser shall return the CupidUSA database to Seller within 60 days from receipt of Seller's notification in this regard. The CupidUSA database shall be transferred in the form and media as shall be agreed between the Parties CTOs. If Purchaser fails, without Seller's consent, to return the CupidUSA database within said 60 days, than, without derogating from any remedy Seller is entitled to under law, Purchaser shall pay Seller an agreed upon liquidated damages in the amount equal to 120% of the revenue collected from the CupidUSA members during the period of the delay. Purchaser shall be entitled to maintain a copy of the database that includes only Members that joined CupidUSA from the start date of the provision by Purchaser of the private label service referred to in Section 5.1 above to the separation date, provided, however, that Purchaser shall pay 60% of any revenues received from such Members during a six months period after the actual separation of the databases.

6.      Closing.

        At 12:00 Israel time, on the Closing Date, the Parties shall convene in the offices of Seller's counsel, Zysman, Aharonl, Gayer and Co., at 52A Hayarkon Street, Tel Aviv, and shall perform the following simultaneously:

        6.1. Purchaser shall pay the Purchase Price to the Seller, by Bank cheque, or wire transfer.

        6.2. Seller shall provide the Purchaser a copy of the Database in the form and media as attached as Exhibit 6.2.

        6.3. Seller shall deliver to Purchaser a signed power of attorney to Eitan Shmueli, Adv., counsel to the Seller and / or Adam Kravitz, Esq. to complete the above registration, in the form attached hereto as Exhibit 6.3.

        6.4. Seller shall deliver to Purchaser: (I) a perpetual, non-transferable, licence to utilise the Trademarks in the Online Dating, attached hereto as Exhibit 6.4. and (II) Seller shall further consent, to the extent possible under law; to Purchaser's right to register the Trademarks (or part thereof) under Purchaser's name, provided, however, that the registration will be limited to use only in the Online Dating.

        6.5. Seller and purchaser shall sign the required assignment, in a form acceptable to the parties, for the Assigned Agreements. Each party shall receive an original signed copy of the assignments.

        6.6 Seller shall deliver to Purchaser an executed letter from Mapal, in the form attached hereto as Exhibit 6.6. under which Mapal guarantees that Seller shall not: (i) become insolvent, (ii) have a receiver or administrator appointed or (iii) shall not file a petition in bankruptcy, voluntarily or involuntarily, all for the period of 90 days from the Closing Date.

        6.7 Seller shall provide Purchaser with a compliance certificate duty executed by an executive officer of Seller, in the form attached hereto as Exhibit 6.7.



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7.      Post-Closing Period.

        Following the Closing Date, for a period of up to 45 days, as necessary, Seller shall co-operate with Purchaser and at Purchaser's request shall:

        7.1. Upon Closing and at the Purchaser's request, Seller shall Create and transfer a file of the Database, as exists on the date requested, in a format as and detailed in Exhibit 6.2. If Purchaser need to amend or make other alterations in the form and media of the Database, than Seller undertakes to co-operate with Purchasers needs and requirements.

        7.2. Seller shall fully cooperate with Purchaser in the construction of websites, which will be designed at Purchaser's discretion, and in the transfer of all data and other technical necessities to Purchaser.

        7.3.   [Deleted]

        7.4. Upon Closing and until the completion of the transfer of the Database and the merger of the Website with the Purchaser's website, the Seller shall continue to operate the Website. Seller shall transfer all revenues from the Website in such period to Purchaser and the Purchaser shall pay the Seller, at the beginning of each week the amount of US$17,000, per such week of operation, to cover any and all cost and expenses in connection with the Website.

        7.5.   [Deleted]

        7.6. Direct all Domain Names to the DNS servers as directed by purchaser.

        7.7. Upon the completion of the transfer of the database Purchaser shall continue to provide the service under the domain name JCupid.com as a Private Label of Purchaser's JDate.com service. Purchaser shall accommodate, to the extent practical, Seller's interface requirements within Purchaser's then-current Private Label solution. Seller shall have the right, at any time and in its sole discretion, to continue to market JCupid.com in coordination with Purchaser, upon which event purchaser shall license any trademarks relating to JCupid which will be owned by Purchaser, as a result of this Agreement, to Seller, for such purpose. In such event the Seller shall receive from Purchaser 20% of the subscription revenues generated from new Members (defined as users that register to Purchaser's JDate service after the Signing Date, through the Private Label JCupid.com, including renewal of subscriptions thereof.

        7.8. Cease all operation of the Website and as it is obligated to so under Section 11.1 below (Non-compete) when directed by Purchaser, including the provision of written certification that all of the copies of the Database in its possession and which it knows to exist, other than those delivered to Seller, have been destroyed.

        7.9. Seller shall fully cooperate and assist to Purchaser in assigning the rights and obligations of the Members to Purchaser, including assignment of payments by credit cards.

        7.10. Seller undertakes to fill the required applications in order to complete and execute the assignment of the ownership of the Domain Names to Purchaser.

8.      No Assumption of Liabilities Accruing Prior to Closing Date;
        Indemnification.

        8.1. Seller acknowledges that Purchaser is not purchasing or assuming any liabilities, obligations or indebtedness of the Seller, or relating to the Assets, arising from any event prior to the Closing Date, other than the provision of Online Dating services to Subscribers who have paid Seller for such services (the "Excluded Liabilities"). Seller hereby agrees to pay, perform and discharge the Excluded Liabilities, and to defend, indemnify and hold Purchaser harmless from and against any and all claims, costs, expenses, liabilities or losses or damages, including attorneys' fees and court costs incurred by Purchaser relating to or arising out of the Excluded Liabilities, no matter when occurred. Without derogating from the above, the aggregate obligation to indemnify the Purchaser under this Section and this Agreement shall not exceed 100% of the Purchase Price.

        8.2. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to defend, indemnify and hold Seller harmless from and against any and all claims, costs, expenses, liabilities or losses or damages, including attorneys' fees and court costs incurred by Seller relating to or arising out of the Assets which accrue following the Closing Date, other than any claims or liabilities that arise solely from Seller's own negligence in its operation of the Website following the Closing



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               Date. The aggregate obligation to indemnify the Seller under this
               Section and this Agreement shall not exceed 100% of the Purchase Price.

9.      Due Diligence.

        During the period of 14 business days from the Signing (the "Due Diligence Period"), the Purchaser may conduct a due diligence examination of Seller's representations (the "Due Diligence Examination") that are mentioned in Exhibit 11.1 to this Agreement and additional information, and/or documentation, and/or confirmation and/or verification in order to verify the representations in Exhibit 11.1 (the "Due Diligence Representations"). To avoid any doubts it is clarified that the Due Diligence Examination shall be limited solely to the issues that are mentioned in Exhibit 11.1 to this Agreement and shall nor refer to the Seller's representations as detailed in Section 11.2 - 11.12, below.

10.     Non-Competition.

        10.1. Subject to the provisions of this Agreement, Seller agrees and covenants that it will not, during and for a period of three (3) years after the Closing Date, directly or indirectly, whether as principal, agent, stockholder, consultant, partner, member, or in any other capacity whatsoever, participate in, engage in, or be in any manner associated with the development, publishing, marketing, distribution, creation, assisting, licensing or sale of any venture in the area of Online Dating that is targeted for Israeli and/or Jewish users, unless otherwise agreed between the Parties or their affiliates, in writing.

        10.2. In addition to Section 10.1 above, Seller undertakes to cause each of the Parent's Major Shareholders and Mr. Madmon Rami, to sign a non-competition letter (the "Parent's Major Shareholders Undertaking") in the form attached as Exhibit 10.2 to this Agreement, under which each of them, severally and not jointly agrees and covenants not to compete with the Purchaser, directly or indirectly, during and for a period of three (3) years after the Closing Date in the area of Online Dating that is targeted for Israeli and/or Jewish users, unless otherwise agreed between the Parties or their affiliates, in writing. The Parent's Major Shareholders Undertaking shall include a financial investment in the area of Online Dating in excess of 5% of the beneficial interest of any company or venture.

        10.3. For the avoidance of doubt, the Seller and Parent's Major Shareholders shall have no limitation whatsoever to act in areas that are not dating on the Internet that is targeted for Israeli and/or Jewish users.

        10.4. The Seller approves and undertakes to cause each of the Parent's Major Shareholders to approve in writing that they acknowledge and agree that because of the worldwide access of the Internet and World Wide Web, the provisions of Section 11 are reasonable with respect to the scope of restriction, duration and the geographic scope and are reasonably necessary to protect the value of the Assets.

10.     Representations, Warranties and Covenants of Seller.

        The Seller represents and warrants that:

        11.1. Information regarding the Website and Seller Activities. The Seller represents that the information contained in Exhibit 11.1 attached hereto, is true and correct in all material respects.

        11.2. Organization of the Seller. The Seller is a corporation organized under the laws of the State of Delaware, and on Closing Seller shall be duly organized, validly existing, and in good standing under the laws of the State of Delaware, USA.

        11.3. Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to perform its obligations hereunder. Without limiting the generality of the foregoing, as of the Closing Date, the board of directors of the Seller and the stockholders of the Seller have duly authorized the transactions contemplated by the Agreement and their execution, delivery, and performance by Seller.



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        11.4.  Non-contravention. To the knowledge of the Seller, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound, or to which any of its assets is subject, or result in the imposition of any security interest upon any of its assets, except where such would not have a material adverse effect on Seller or its operations. Subject to the above, in event the Seller was required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, then such notices and/or consents and/or approvals were filed and/or obtained.

        11.5. Title to the Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the Assets being transferred to Purchaser and there is no, pledge, lien, encumbrance, charge, attachment, or other security interest ("Liens") therein. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the Assets to be acquired as part of this transaction, free and clear of any Lien or restriction on transfer.

        11.6. Legal Compliance. To the knowledge of the Seller, at the Signing Date the Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) by any governmental authority, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against of any governmental authority alleging any failure so to comply.

        11.7. Intellectual Property. As used in this Section 12.7, "Intellectual Property" refers to trademarks, trade secrets, patents and patent rights, copyrights and applications for the foregoing, if any, for the Assets being purchased hereunder.

               11.7.1. The Seller owns all Intellectual Property necessary or desirable for the operation of the Business as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned by the Seller with respect to the purchased Assets immediately prior to the Closing hereunder will be owned by the Purchaser immediately subsequent to the Closing hereunder. The Seller has taken all reasonable necessary and desirable action to maintain and protect each item of Intellectual Property that it owns. It is clarified that non of the Purchased Trademarks has been registered by the Seller.

               11.7.2. To the knowledge of the Seller, in connection with the Purchased Trademarks, the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the stockholders of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller has ever received any such charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of any of the stockholders of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

               11.7.3. With respect to the Purchased Trademarks, The Seller has not licensed any of its Intellectual Property to any third party.

               11.7.4. To the knowledge of the Seller and with respect to each patent or registration, which has been issued to the Seller with respect to any of its Intellectual Property embodied in the Assets:

                        11.7.4.1. The Seller possesses all right, title, and interest in and to the Intellectual Property, free and clear of any lien, license, or other restriction;

                        11.7.4:2.  The item is not subject to any outstanding
                                   injunction, judgment, order, decree, ruling, or charge;

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                        11.7.4.3.  No action, suit, proceeding, hearing,
                                   investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

        11.8. Contracts. With respect to the Assets, there are no contracts, which may adversely affect title to, or create a lien over such Assets in this transaction.

        11.9. Powers of Attorney, With respect to the Assets, there are no outstanding powers of attorney executed on behalf of Seller.

        11.10. Litigation. At the Signing Date, the Seller is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal; state, local, or foreign jurisdiction or before any arbitrator.

        11.11. Disclosure. To the knowledge of the Seller, the representations and warranties set forth above do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information set forth above not misleading.

        11.12. Cooperation. Seller undertakes to cooperate with Purchaser and to take all reasonably needed action in order to complete the merger of the database and interfaces as soon as possible.

        11.13. Seller undertakes to take all necessary publications required under applicable law, if any in order to complete the transaction under this agreement.

12.     Representations, Warranties and Covenants of Purchaser.

        The Purchaser represents and warrants that:

        12.1. Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of England.

        12.2. Authorization of Transaction. The Purchaser has full power and authority (including full corporate power and authority) to perform its obligations hereunder. Without limiting the generality of the foregoing, as of the Closing Date, the shareholders and the board of directors of the Purchaser have duly authorized the transactions contemplated by the Agreement and their execution, delivery, and performance by Purchaser.

        12.3. Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of the charter or bylaws of the Purchaser. Subject to a notification to the Register of Databases, the Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

        12.4. Purchase of the Assets. The Purchaser is experienced in the fields in which it intends to utilize the Assets, has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Assets.

        12.5. Capacity. The Purchaser has not proposed a compromise or arrangement to its creditors, has committed an act of liquidation or bankruptcy, has made a proposal or filed a notice to make a proposal to its creditors, has had any petition for a receiving order in liquidation or bankruptcy filed against it, has taken any proceeding with respect to a compromise or arrangement with its creditors, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of its assets, has had any receiver or other similar officer of the court take possession of any of its property, or has had any execution or distress become enforceable or become levied upon any of its material properties.

        12.6. The Purchaser covenants that it shall not engage with any of the Seller's employees unless it received the Seller's approval in writing and in advance.




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        12.7.  Disclosure. The Purchaser hereby acknowledges that, to the best of its knowledge, it had the opportunity, to inquire and receive sufficient information relating to the Assets and additional information the Purchaser deemed necessary to enable It to evaluate the risks inherent in the transaction.

        12.8. Co-operation. Purchaser undertakes to cooperate with Seller and to take all reasonably needed action to order to complete the merger of the database and interfaces as soon as possible.

        12.9. During a period of six months following the Closing Date, Purchaser shall pay Seller each month, no later than the first day of the following month, US$ 10,000 as contribution to the expenses of the marketing of Jcupid by Seller.

13. Management of the Business Prior to Closing: Technical Cooperation by Seller. Prior to Closing, the Seller will not enter into any material. transaction with regard to the Website and the Assets, unless agreed to by Purchaser, and will conduct the business of the Website on a regular basis without taking upon itself any material obligation or any change in the course of regular business. Seller shall allocate all necessary programming time and technical resources necessary to effect the Database deliveries required under Sections b and 7, above, as reasonably agreed between the parties' CTOs.

14. Default by Seller; Remedies. The Seller will be in default under this Agreement If the Seller is in breach of (i) any of its material covenants contained in this Agreement if such breach is not cured to the reasonable satisfaction of Purchaser within ten (10) days after notice of such breach If such breach ,may be cured within such time, or a reasonable period of time thereafter as such is required, to cure same or (ii) any of the material representations or warranties of the Seller contained in this Agreement. In the event of any default hereunder by the Seller, Purchaser shall give written notice to the Seller and Seller shall have ten (10) days to cure said default prior to Purchaser's taking action to enforce its rights. It Is clarified that a breach of the Due Diligence Representations may be cured under this Section.

15. Default by Purchaser; Remedies. If Purchaser (a) fails to observe or perform, other than due to a material default or material breach by the Seller, any of its covenants or obligations contained in this Agreement and such failure or breach is not cured or commenced to be cured within ten (10) days of notice from the Seller of such failure or breach or (b) breaches any of its representations or warranties contained herein, Purchaser shall be in default. In the event of any such default or failure hereunder, Seller shall give written notice to Purchaser and Purchaser shall have ten (10) days to cure said default or failure prior to Seller's taking action to enforce its rights.

16. Proprietary Rights. Unless expressly referred to, nothing in this Agreement shall cause the Seller to acquire any right, title, or Interest in or to any copyrights, trademarks, service marks, trade secrets, patents or other intellectual property rights of Purchaser, or to acquire or retain any rights to the Assets, after the Closing Date. Unless expressly referred to, nothing In this Agreement shall cause the Purchaser to acquire any right, title, or interest in or to any copyrights, trademarks, service marks, trade secrets, patents or other intellectual property rights of Seller, or to acquire or retain any rights to them prior to the Closing.

17. Confidentiality. The terms and conditions of this-Agreement (including its financial terms) shall be confidential and shall not be disclosed by either Party without the other Party's prior written consent. After Closing the Agreement, on time mutually agreed by the parties, the parties shall issue a joint press release with respect to the Agreement, such press release will be attached to this Agreement as Exhibit 17 when taking into account that Purchaser's Parent is subject to the law and/or the Rules and Regulations of the Frankfurt Stock Exchange, and Seller hereby agrees to cooperate with Purchaser insofar as any other press release or other notifications required by the Rules. Purchaser undertakes to provide Seller with a draft of the press release mentioned above within seven days from the signing of this Agreement.

EXECUTION COPY



18. Jurisdiction. This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Israel. The Parties irrevocably consent to the in-personam jurisdiction of the courts for the area of Tel Aviv-Yafo, and consent to service of process by certified mail at its respective address or addresses set forth in
        Section 25, below.

19. Attorneys' Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or the interpretation, performance, or breach thereof, the prevailing party shall be entitled to recover from the other party reasonable expenses, outside attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

20. Broker's Fee. Both parties shall equally share Avner Parnas's broker's fee in a total amount equal to 1,5% (one and a half percent) of the Purchase Price, which shall be paid by both parties plus V.A.T, if necessary, on the Closing Date.

21. Amendment: Waiver. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.

22. Waiver and Severability. No failure or delay on the part of either party in exercising any right or remedy hereunder will operate as a waiver thereof or any other provision. In the event that any provision of this Agreement is unenforceable or invalid, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole.

23. Headings. The section headings in this Agreement are inserted as a matter of convenience and in no way define, limit or describe the scope of such section or affect the interpretation of this Agreement.

24. Entire Agreement. This Agreement, including any and all schedules and exhibits hereto which are incorporated herein by this reference, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any prior or collateral agreements, whether oral or written, with respect to the subject matter hereof with the exception of any prior confidentiality agreements between the parties.

25. Notices. Any notice required or permitted to be delivered pursuant to this Agreement shall be in writing and shall be deemed delivered: (a) upon delivery if delivered in person; (b) three business days after deposit in registered or certified mail, return receipt requested, postage prepaid; (c) upon transmission if sent via telecopy, with a confirmation copy sent via overnight mail, provided that confirmation of such overnight delivery is received by the sender; (d) one business day after deposit with a national overnight courier, provided that confirmation of such overnight delivery is received by the sender; or
        (e) upon transmission if sent via e-mail, with a confirmation copy sent via overnight mail same day, provided that confirmation of such overnight delivery is received by the sender.

        Notices to Seller shall be                 Notices to Purchaser shall be
        delivered to:                              delivered to:

        Point Match Inc.                           MatchNet plc
        2 Raoul Wallenberg St.                     8383 Wilshire Boulevard.,
        Tel Aviv 69719, Israel                     Suite 800
        Attn:  Zion Madmon or Nadav Palti          Beverly Hills, CA 90211 USA
        Fax: 972-3-7684142                         Attn: Joe Shapira
        E-Mail: zion@pointmatch.com                Fax: +1 323 836-3333
                nadav@mapal.co.il                  E-mail:  joe@matchnet.com

EXECUTION COPY



        With a copy to:                            With a copy to:

        Adv. Shy Baranov                           Eitan Shmueli, Advocates
        Zysman, Ahroni, Gayer -- Law Office        33 Jabotinsky Street
        Hayarkon 52A                               Ramat Gan, Israel
        Tel Aviv   52511 Israel
        Fax: 03-7955510                            Fax: 03-6128632
        E-mail: shyb@zag-law.co.il                 E-mail: Eitan@shaylaw.co.il


26. Assignment. No party may assign, sublicense, transfer, encumber or otherwise dispose of this Agreement without the prior written approval of the other party, which will not unreasonably be withheld, except that either party may, without the other party's consent, assign this Agreement or any of its rights or delegate any of its duties under this
        Agreement: (a) to any affiliate of such party; or (b) to any purchaser of all or substantially all of such party's assets required for the performance of its obligations hereunder or to any successor by way of merger, consolidation or similar transaction. Any attempted assignment, sublicense, transfer, encumbrance or other disposal of this Agreement by either party in violation of this provision will be null and void and shall constitute a material default and breach of this Agreement. In such event, the non-assigning party's sole remedy shall be termination of this Agreement within 45 days after such party receives notice of such violation. Except as otherwise provided, this Agreement will be binding upon and inure to the benefit of the parties' successors and lawful assigns.

27. Relationship. Purchaser and Seller are independent contractors and neither party is the legal representative, agent, joint venture, or employee of the other party for any purpose whatsoever. Neither party hereto has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied.

28. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument,

29. Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

IN WITNESS WHEREOF, the parties herein have executed this Agreement as of the Effective Date.

POINT MATCH USA INC.:                             MATCHNET PLC:

By:    /s/ Illegible                             By: /s/ Joe Shapira
       ----------------------------                  --------------------------

Name:  Illegible                                 Name: Joe Shapira
       ----------------------------                    ------------------------

Title: Chairman CEO                              Title:
       ----------------------------                    -------------------------

EXECUTION COPY

                                  Exhibit 1.8

          A sample home page of a Private Label operated by Purchaser

Attached

                                   [GRAPHIC]

EXECUTION COPY
--------------


                                  Exhibit 6.2


       form and media of transfer of the Purchaser a copy of the Database



Attached

11/27/2003 5:40 PM


1.  JCUPID EXPORT SPECS

2.  PROFILE DATA

3.  PROFILE
4.  For each unique UserID, one row will be exported.
5.  Each row will have as its's first column the unique UserID for that member.
6. Field values will be mapped according to attached Excel spreadsheet and include only values in the export format enumeration or null.
7. Text values will be properly escaped quoted clean of control characters in the text.
8.  Password will appear in plain text.
9. Fields which exist in JCupid but are not present in Matchnet mapping specifications will be exported with values as stored in JCupid. For these fields, A value-to-meaning documentation will be provided by Pointmatch.
10. Meanings will be most up to date meanings as presented currently to JCupid users, both in Hebrew and English.
11. Search criteria will be exported in a separate table.
12. Visibility preferences will be exported in a separate table. (reverse filter)

13.       PHOTOS
14. Both full size and thumbnail photos will be provided.
15. Files will be exported in Windows file storage media.
16. The naming convention for thumbnail photos will be provided.
17. All files should be in jpeg format.
18. Only approved photos will be provided.

19.       MATCHES
20. A list of UserIDs of member who where already sent by the matching agent will be exported in a separate table. The list will include the UserID of the recipient and the UserID of the matching person who was sent to the recipient on each row.

21.       PURCHASE DATA
22. All New subscription purchase and product data will be provided.
23. All renewal of subscription will be provided.
24. Credit card data will be represented in plain text string format.
25. Blacklisted credit card identification data will be provided.

26.       CONTACT DATA
27. Contact information between members will be exported according to the format in attached Excel spreadsheet.
28. Each communication transaction will be exported on a separate line.

29.       TRANSFER FORMAT
30. Data will be exported in the form of a Microsoft SQL Server 2000 database file.
31. Both Hebrew and English characters will be represented in Unicode. Database format NVARCHAR of appropriate length.
32. Date and time data will be represented in long date format: YYYY-MM-DD hh:mm:ss for example 2003-02-25 13:45:03 will represent February 25 2003 at 1:45 pm + 3 seconds.

11/27/2003 5:40 PM

     This format will be used regardless of the accuracy to which Pointmatch currently saves dates. If minutes and seconds are not stored then 00:00 will be represented.
33.0 length strings will be represented as null values. Strings containing nothing but white space will be considered 0 length strings.
34. Only valid values will be represented. Values which are out of range or not valid within the fields format or set of meaningful values will be represented as null.
35.  Numeric values will be represented as follows:
          i.   Integers will include digits only. Example: 1234
          ii. Fractions will include a single period (.) as decimal separator. Example 3.14
          iii. Negative numbers will be preceded by the minus sign (-).
36. Boolean values, regardless of how they were stored in the original database, will be represented in 1 or 0. 1 shall mean true, and 0 representing false.
37.  Encrypted values will be represented in decrypted plain text.
38.  Columns which are not in use by JCupid will not be exported.
39. Whenever "As is" is mentioned in Excel, the data will be represented according to the data formatting guidelines herein.
40. In addition to the specific format specified for export, and nonwithstanding any other specification herein, the full database will be provided in SQL Server 2000.

41.  AFFILIATE SUPPORT

42.  List of known search banners / search form hosts will be exported.
43. List of landing pages, the supported URL's given to third parties and the nature of the content and functionality they support will be provided.
44. List of co-branded sites supported (Portals), along with any special functionality they provide will be documented and provided.

45.  EXTRA DICTIONARIES

46. Country list will be exported with corresponding country ID's used by JCupid
47. State list in US and Canada will be exported with corresponding state ID's used by JCupid.

48.  EXPECTED TRANSFER PROCESS

49. Upon signing, all proprietary data and specs relating to site operations, user data and processes, which were withheld as proprietary will be released to Matchnet.
50. A full schedule of delivery will be developed jointly by Matchnet and Pointmatch personnel.
51. After signing, Pointmatch will deliver sample data according to the specifications in the attached Excel spreadsheet and the methods specified in this document. Such sample should be substantial in size and allow testing on a large scale the impact and spectrum of Pointmatch membership data in Matchnet sites.
52. Sample data will be processed by Matchnet and any corrections of modification will be communicated and resolved with Pointmatch personnel.
53. Before closing, and upon completion of Matchnet integration work of substantial scale data, a full export of then current Pointmatch databases will be provided, including photo files.
54. Upon closing, the remainder of new or approved files which were not exported initially will be provided.
55. Upon closing, the remainder of data accumulated or modified since the previous data export will be provided to Matchnet.

Export As "foo" annotation means to export the field with the name "foo" instead of the original column name.
DB tables:

"USERS" - USER PERSONAL DATA (USERNAME PASSWORD, NAME,ETC.) - 1 ROW PER USER

FIELD NAME          FIELD TYPE          EXPORTED FIELD
----------          ----------          --------------
Userid              int                 as is
Username            String (20 chars)   as is
Password            String(20 chars)    as is
englishfname        String(30 chars)    as is
englishlname        String(30 chars)    as is
localfname          String(30 chars)    as is
locallname          String(30 chars)    as is
birthdate           Date                as is
lastvisit           date                as is
regdate             Date                as is
referring           Int                 as is
resembles           String (30 chars)   as is
title               String (250 char)   as is
Image               String (30 chars)   as is
ipermission         Int                 as is
video               String (30 chars)   as is
vpermission         Int                 as is
audio               String (30 chars)   as is
apermission         Int                 as is
emailnotif          Int                 as is
emailmarket         Int                 as is
mailtype            Int                 as is
agentallowed        Int                 as is
maxsearchmatches    Int                 as is
firstvisitcode      Int                 as is
converted           Int                 as is
addtoworldsite      Int                 as is
edate               date                as is
tnumber             Int                 as is
updated             Int                 as is
cid                 Int                 as is
afid                Int                 as is
imframe             Int                 as is
syscomment          Char(50)            as is
ipedate             date                as is
Regtime             Char(50)            as is


"USERPROFILES" - PERSONAL PROFILE - 1 ROW PER USER

FIELD NAME          FIELD TYPE          EXPORTED FIELD
----------          ----------          --------------
Userid              Int                 as is
Age                 Int                 as is
Signcode            Int                 as is
lsonline            Int                 as is
gendercode          Int                 Export as "GenderMask". See mapping.
prefgendercode      Int                 Export as "GenderMask". See mapping.
maritalstatcode     Int                 Export as "MaritalStatus". See mapping
childnumcode        Int                 Export as "ChildrenCount". See mapping
childlivewithme     Int                 Export as "Custody". See mapping
Feelaboutchild      Int                 Export same column name. See mapping

EXECUTION COPY

                                  Exhibit 6.3


      Power of Attorney with respect to the registration of the Trademarks


Attached





                                 Page 13 of 19

Appendix  #______

IRREVOCABLE POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS THAT We the undersigned Point Match USA Inc. company organized an existing under the laws of the State of Delaware, having its principal place of business at 1333 Broadway, Suite 918 New York, NY 10018, United States, hereby make, constitute and appoint, irrevocably:

      ADVOCATE ELTAN SCMUELI AND/OR ADVOCATE UDI HACKER AND/OR ADVOCATE EFI ZLIBER OF: TWIN TOWERS 1, 33 JABOTINSKI ST. RAMAT-GAN 52511 AND OR ADVOCATE ADAM KRAVITZ AND/OR ADVOCATE DAN RHODES


Acting solely with full power of substitution, for it and in its name, place and stead to do all or any of the following matters or things:

(1) To apply before the proper Registrar of Trademarks Registry, in U.S.A. and/or any other state, to act in My name in order to execute and complete all necessary action to the purposes as follows:

     i. To assign solely our trademarks rights in "Jcupid" and "Jcupidmail" ("THE TRADEMARKS RIGHTS") exclusively and perpetually for and on behalf of MatchNet Plc., a company organized and existing under the laws of England, having its principal place of business at 8383 Willshire Blvd. Beverly Hills 90211, LA, CA, United States ("MATCHNET"), singly. To that end, to apply for the recordal of transfer of title and ownership, and/or change of name and address and to take any steps necessary in order to affect the transfer of the Trademarks Rights to MatchNet. For the avoidance of doubt this assignment shall not include our trademarks rights in CUPIDUSA.

     ii. To act in our name in order to execute and complete all necessary action to grant of a perpetual, exclusive license to utilize the Trademarks Rights on the name of MatchNet.

(2) To apply before the proper Registrar of Domain Names, in U.S.A. and/or any other state, and/or the U.S. Internet Association and/or any other association, to act in My name in order to execute and complete all necessary action to assign the domains name "Cupid.co.il" and "cupidon.co.il" and "kupid.co.il" and "Cupidmail.co.il" and "Cupidonmail.co.il" and "Kupidmail.co.il" (all: "THE DOMAINS NAMES") for and on behalf of MatchNet. To that end, the grantee is empowered to apply for the recordal of transfer of title and ownership, and/or change of name and address and to take any steps necessary in order to affect the transfer of the domain names to MatchNet.

(3) To demand, sue for, collect, and receive all right, money, debt, accounts, legacies, bequests, interest, dividends, annuities, and demands as detailed in the Asset Purchase Agreement between MatchNet Plc and Point Match USA Inc. dated November 27, 2003, and transfer them to MatchNet, as are now or shall hereafter become due, payable, or belonging to principal, and take all lawful means, for the recovery thereof and to compromise the same and give discharges for the same.




In witness whereof, this document is subscribed at ___________________, on the day of the month of ___________, two thousand and three.


                                      For:

EXECUTION COPY


                                  Exhibit 6.4


                     License with respect to the Trademarks


Will be provided within 14 days of signing

EXECUTION COPY


                                  Exhibit 6.6


                              Guarantee from Mapal


Attached
exhibit #____

                                                              __th December 2003

To:
MatchNet Plc
Wilshire Blvd 8383
Beverly Hills 90211, LA,
United States


Dear Sirs,


RE: LETTER OF GUARANTEE

With regard to the ASSET PURCHASE AGREEMENT, between you and Point Match USA Inc. ("PM") dated __ November 2003 (the "APA AGREEMENT"), we hereby agree and undertake as follows:

1. If either one of the following events occurs during the period of 90 days, commencing on Closing Date, as defined in the APA Agreement (the "EVENTS"):

    i.   PM becomes insolvent, or

    ii.  PM have a receiver or administrator appointed, or

    iii. A petition of bankruptcy, voluntarily or involuntarily, will be filed against PM, and the circumstances giving rise to the filing of such a petition were not cured within thirty days.

2. And if in consequences of the occurrence of any of the Events, PM will not be able to execute its obligations under the APA AGREEMENT, we agree and undertake to defend, indemnify and hold you harmless from and against any and all damage, claims, costs, expenses, liabilities or losses, including attorneys' fees and court costs incurred by the occurrence of the Events.

3. In the event payments due under this guarantee are not paid upon demand, then we shall pay all reasonable costs and solicitors fees necessary for the collection and enforcement of this guarantee.

4. We warrant and represent that we have full authority to enter into this guarantee.

5. This guarantee shall be binding upon and inure to the benefit of you, your successors and assigns.

      IN WITNESS whereof we have signed this guarantee on the date and year first above written


_________________________
Mapal Communications Ltd.
   an Israeli company
(company number ________)

EXECUTION COPY


                                  Exhibit 6.7


                             Compliance Certificate


Attached

                              COMPLIANCE CERTIFICATE

December __, 2003


To:
MatchNet Plc
Willshire Blvd 8383
Beverly Hills 90211, LA,
United States


Ladies and Gentlemen:

Pursuant to Section 6.7 of that certain Asset Purchase Agreement (the "PURCHASE AGREEMENT") by and among Match Point USA Inc. (the "SELLER") and MatchNet Plc, (the "PURCHASER") dated November __, 2003, the undersigned hereby certifies to the Purchaser that as of the date of Closing (as defined in the Purchase Agreement):

1. The representations and warranties made by the Seller in Section 11 in the Purchase Agreement are true and correct on the date of the Closing, and there was no material adverse effect in the Seller business results.

2. All covenants, agreements and conditions contained in the Purchase Agreement to be performed or complied with by the Seller at or prior to Closing have been performed or complied with in all respects.


Very truly yours,



_____________________________
Zion Madmon
Chief Executive Officer

EXECUTION COPY

                                  Exhibit 10.2

                            Non-Compete undertaking


Attached
exhibit # ___

                                                              __th December 2003

To
MatchNet Plc
Wilshire Blvd 8383
Beverly Hills 90211, LA,
United States

Dear sir,

Re: NON-COMPETITION WARRANTY

In consideration of the Purchase Price paid for certain assets by the Purchaser, as detailed in the ASSET PURCHASE AGREEMENT, dated __ November 2003 (the "APA USA AGREEMENT"), we, the undersigned, severally and not jointly, agree and undertake as follows:

1. Not to compete, directly or indirectly, with you, nor your business and its successors and assigns, in the area of Online Dating that is targeted for Israelis and/or Jewish users ("THE COMPETITION FIELD") during and for a period of three (3) years commencing on the Closing Date, unless otherwise agreed between the Parties or their affiliates in writing.

2. Each of the undersigned, severally, approves that he/it acknowledges and agrees that because of the worldwide access of the Internet and World Wide Web, the provisions of this NON-COMPETITION WARRANTY are reasonable with respect to the scope of restriction, duration and the geographic scope and are reasonably necessary to protect the value of the Assets which be given in detail in the APA USA AGREEMENT.

3. By signing on this NON-COMPETITION WARRANTY, we undertake to avoid from investing in the Competing Field in excess of 5%, or more of the beneficial interest of any company or venture. For the avoidance of doubt, our obligation above shall not include investing in the Competing Field of up to 5% or less, of the beneficial interest of any company or venture, or investment in any amount in MatchNet, or Mapal's indirect investment of 7.5% in Ami Channels Ltd..

4. This NON-COMPETITION WARRANTY shall be binding upon and inure to the benefit of you and us, our successors and assigns.

5. Terms, which are used in this warranty and are not defined, will have the meaning as in the APA USA AGREEMENT.


     --------------------------              ---------------------------
      Mapal Communications Ltd                      Madmon Rami


     --------------------------              ---------------------------
          Zion Madmon                               Nimrod Lev

Execution Copy


                                  Exhibit 11.1


                                Representations


Attached

                                                                       Cupid.co.II                              Jcupid.com
                                            -----------------------------------------------------------  -------------------------
                                            03-????                                    03-????  03-????  03-????  03-????  03-????
----------------------------------------------------------------------------------------------------------------------------------
MEMBERSHIP:
----------------------------------------------------------------------------------------------------------------------------------
Number of new members                                                          25,563  22,721    23,049   4,298    3,980    4,224
----------------------------------------------------------------------------------------------------------------------------------
Number of registered members at the end of  We do not keep record of number of                  278,897  119,360  122,705  126,366
each period                                 registered users in the past, so we can
                                            provide only the number of registered
                                            users as of current date. The active
                                            database contains records of members that
                                            were active after January 1, 2003 and
                                            members that were subscribers in the past
                                            regardless if they are active in 2003. An
                                            inactive database contains members that
                                            were active in 2002 and not active in 2003.
----------------------------------------------------------------------------------------------------------------------------------
Number of registered members in non-active                                                      103,852                       none
database
----------------------------------------------------------------------------------------------------------------------------------
Number of members with good external        We do not validate emails, so we do not             225,330  115,730  119,075  122,736
email address as of October 31, 2003        have absolute number of good emails. The
                                            represented numbers are of all emails
                                            (good and bad)
----------------------------------------------------------------------------------------------------------------------------------
Number of unique members (including                                                              86,082                     30,017
newly registered members) that have
logged in October
----------------------------------------------------------------------------------------------------------------------------------
Number of unique logins in the last                                                             133,519                     44,324
90 days
----------------------------------------------------------------------------------------------------------------------------------
Number of unique logins in the last                                                             188,115                     63,964
180 days
----------------------------------------------------------------------------------------------------------------------------------
Number of gay members                       Information is provided from the active               7,460                      2,665
                                            database and from the inactive database
                                            (see above).
----------------------------------------------------------------------------------------------------------------------------------
Number of lesbians                          Information is provided from the active               5,730                      1,218
                                            database and from the inactive database
                                            (see above).
----------------------------------------------------------------------------------------------------------------------------------
Number of heterosexual females              Information is provided from the active             105,249                     47,699
                                            database and from the inactive database
                                            (see above).
----------------------------------------------------------------------------------------------------------------------------------
Number of heterosexual females with         Information is provided from the active              21,208                     11,777
photos                                      database and from the inactive database
                                            (see above).
----------------------------------------------------------------------------------------------------------------------------------
Number of heterosexual males                Information is provided from the active             160,458                     77,345
                                            database and from the inactive database
                                            (see above).
----------------------------------------------------------------------------------------------------------------------------------
Number of heterosexual males with           Information is provided from the active              44,590                     16,109
photos                                      database and from the inactive database
                                            (see above).
----------------------------------------------------------------------------------------------------------------------------------
Number of members under the age             Information is provided from the active              10,240                         68
of 18                                       database and from the inactive database
                                            (see above).
----------------------------------------------------------------------------------------------------------------------------------
Financial Data: (cupid - NIS
including VAT, jcupid - $)

                                                                 Cupid.co.il                                  Jcupid.com
                                           ---------------------------------------------------    ---------------------------------
                                                   03-??????             03-??????   03-??????    03-??????   03-??????   03-??????
                                           --------------------------    ---------   ---------    ---------   ---------   ---------
Number of new subscriptions - total                             2,723        2,397       2,373        1,085       1,003       1,063
Number of new subscriptions - 1 month                           1,570        1,370       1,321
Number of new subscriptions - 3 months                          1,032          922         928
Number of new subscriptions - 6 months                            121          105         124
Revenue from New Subscriptions                                354,423      312,282     332,547       42,087      40,764      44,254
(including SMS)
Number of points purchases                                        838          840         950
Revenue from Points                                            56,055       55,830      63,220
Number of renewals                                              3,607        3,647       3,885          983         987       1,074
Revenue from renewals                                         233,890      237,460     256,305       19,309      19,347      20,860
Number of sole SMS purchases (not                                 240          224         275
including SMS purchases as part of
subscription)
Revenue from sole SMS purchases (not                            3,660        3,420       4,385
including SMS purchases as part of
subscription)
Revenue from SMS included in new                                4,145        4,920       3,400
subscriptions
Revenue from SMS - total                                        7,805        8,340       7,785
Revenue from Advertising                                      106,796       81,968      72,846
Number of active subscriptions as of                                                     9,050
Nov 24, 2003                                                                                                                  3,482
Number of paying points holders                                                          8,556
Number of free subscriptions as of Nov                                                  17,236                               20,988
24, 2003
Number of members with good email          We do not validate emails,                   41,062
address that have subscribed ever          so we do not have absolute
                                           number of good emails. The
                                           represented numbers are of
                                           all emails (good and bad)

Revenue in Checks                                                                        9,900
Revenue in Deposits                                                                     12,055
Revenue in Cash                                                                            360


Note: The data in this spreadsheet is based on the systems' databases as of November 25, 2003

----------------------------------------------------------------------------------------------------------
                                                                                  CUPID.CO.IL   JCUPID.COM
----------------------------------------------------------------------------------------------------------
Number of subscribers with expiration date after 12/25/2003 (as of 11/25/2003)         2,666        1,740
----------------------------------------------------------------------------------------------------------
Revenue of May 2003 including vat (Cupid-NIS, Jcupid-$)                              557,262       54,737
----------------------------------------------------------------------------------------------------------
Number of points in effect (as of 11/26/2003)                                         32,826
----------------------------------------------------------------------------------------------------------
Registered 2/2003-7/2003 (see note1)                                                 144,998       33,912
----------------------------------------------------------------------------------------------------------
Revenues 2/2003-7/2003 (see note1) (Cupid-NIS, Jcupid-$)                           3,420,939      316,463
----------------------------------------------------------------------------------------------------------
AFFILIATES REGISTRATION
----------------------------------------------------------------------------------------------------------
Registered through affiliates 2/2003-10/2003 (see note2)                              86,071
----------------------------------------------------------------------------------------------------------
Registered total 2/2003-10/2003 (see note2)                                          178,058
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Note1: About 9000 profiles were imported to Jcupid on 5/2003
----------------------------------------------------------------------------------------------------------
Note2: Since we do not keep deleted profiles in cupid.co.il, the numbers represented here are lower than the calculation of registered users in the other table, which was based on member id sequence. However, these numbers represent accurately the ratio between the total registration number and the number of registrations through affiliates.
----------------------------------------------------------------------------------------------------------
Note3: The data in this spreadsheet is based on the systems' databases as of
November 25, 2003
----------------------------------------------------------------------------------------------------------

EXECUTION COPY



                                   Exhibit 18

                                 Press release


Attached

                              [MatchNet plc LOGO]

PRESS RELEASE                                                (November 27, 2003)

    MatchNet(R) plc Signs Agreement to Purchase Cupidon.co.il and JCupid.com

LOS ANGELES, CA- MatchNet plc (MHJG: Frankfurt Stock Exchange - Prime Standard), one of the largest providers of online personals worldwide, today announced that it had signed agreements with Point Match Ltd., of Tel Aviv, Israel, to purchase certain assets, including Cupidon(R).co.il, the leading internet personals service in Israel, and JCupid(R).com, which is a competitor of MatchNet's JDate(R).com.

"This deal cements MatchNet's leadership position in the Jewish online personals market," said Joe Shapira, Chairman and CEO of MatchNet, "and is an important step in our strategy, is to spread our success in the Jewish community with JDate and expand it outside the English speaking world."

"JDate is unique in the online personals industry in its market penetration in the US," added Shapira, "and has provided MatchNet with a solid foundation to enable the growth of AmericanSingles(R) into one of the world's largest personals sites. This transaction will allow us to consolidate our base and expand in both the Jewish and general markets."

About MatchNet plc:
MatchNet plc is one of the world's largest providers of online dating services. The MatchNet network includes AmericanSingles(R).com, FaceLink(R).com, MatchNet.de, MatchNet.co.uk, and MatchNet.com.au. In addition, the Company operates JDate(R).com & JDate.co.il, the dominant Jewish dating services worldwide; Glimpse(TM).com, an online dating community for relationship-minded gay men and women; and CollegeLuv(TM).com, an online destination for the college-age demographic. MatchNet was incorporated in England in 1998. More information is available at www.MatchNet.com

For More Information:
     Media:              Gail Laguna
                         + 1 323 836 3000 ext. 815
                         Gail@MatchNet.com

     Investors:          Elmar Bob
                         + 49 69 74 09 37 88
                         Elmar@MatchNet.com


                                    # # # #


                                  MatchNet plc
                 Registered in England - Company Number 3628907
        8383 Wilshire Boulevard, Suite 800 - Beverly Hills, CA 90211 USA
               Telephone: + 1 323 836 3000 - Fax +1 323 836 3333